EXHIBIT 5.1

Weil, Gotshal & Manges LLP 767 FIFTH AVENUE • NEW YORK, NY 10153-0119 (212) 310-8000 FAX: (212) 310-8007 February 8, 2010	DALLAS HOUSTON MENLO PARK (SILICON VALLEY) MIAMI WASHINGTON, D.C. BRUSSELS BUDAPEST LONDON PRAGUE

NextWave Wireless Inc.
13050 Science Center Drive, Suite 210
San Diego, California 92121

Ladies and Gentlemen:

We have acted as counsel to NextWave Wireless Inc., a Delaware corporation (the “Company”) in connection with the Company’s filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended, in connection with the registration of 26,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) issued or issuable pursuant to the terms of warrants which were issued to the holders of the Company’s Senior-Subordinated Secured Second Lien Notes due 2010 on October 9, 2008, April 8, 2009, and July 2, 2009.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Amended and Restated By-Laws of the Company; (iii) the Registration Statement; (iv) the Second Lien Subordinated Note Purchase Agreement dated October 9, 2008 among the Company, NextWave Wireless LLC, as issuer, NextWave Broadband Inc., NW Spectrum Co., AWS Wireless Inc., WCS Wireless License Subsidiary, LLC, IP Wireless, Inc., and Packetvideo Corporation, as guarantors, Avenue AIV US, L.P. and Sola Ltd, as the note purchasers, and The Bank of New York Mellon, as collateral agent (the “Second Lien Note Purchase Agreement”); (v) the Second Lien Incremental Indebtedness Agreement dated July 2, 2009 among the Company, as parent guarantor, NextWave Wireless LLC, as issuer, NextWave Broadband Inc., NW Spectrum Co., AWS Wireless Inc. and WCS Wireless License Subsidiary, LLC, as subsidiary guarantors, Avenue AIP US, L.P., as the note purchaser and The Bank of New York Mellon, as collateral agent (the “Incremental Note Purchase Agreement”); (vi) the Registration Rights Agreement, dated October 9, 2008, between the Company, Avenue AIV US, L.P. and Sola Ltd. (the “Registration Rights Agreement”); (vii) the Warrant Agreement dated July 2, 2009, between NextWave Wireless Inc. and Avenue AIP US, L.P. (the “July 2009 Warrant Agreement”); (viii) the Warrant Agreement, dated October 9, 2008, between NextWave Wireless Inc. and Avenue AIV US, L.P. (the “October 2008 Avenue Warrant Agreement”); (ix) the Warrant Agreement, dated October 9, 2008, between NextWave Wireless Inc. and Sola Ltd. (the “October 2008 Sola Warrant Agreement”); (x) the Warrant Agreement, dated April 8, 2009, between NextWave Wireless Inc. and Avenue AIV US, L.P. (the “April 2009 Avenue Warrant Agreement”); (xi) the Warrant Agreement, dated April 8, 2009, between NextWave Wireless Inc. and Sola Ltd. (the “April 2009 Sola Warrant Agreement,” and together with the July 2009 Warrant Agreement, the October 2008 Avenue Warrant Agreement, the October 2008 Sola Warrant Agreement and the April 2009 Avenue Warrant Agreement, the “Warrant Agreements”); (xii) the warrants relating to such Warrant Agreements (the “Warrants”); and (xiii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon a certificate or comparable document of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 26,000,000 Shares being registered pursuant to the Registration Statement have been duly authorized.  With respect to the 20,347,826 Shares that have been issued prior to the date hereof, such Shares have been validly issued and are fully paid and non-assessable.  With respect to the 5,652,174 Shares that remain issuable upon exercise of the Warrants, such Shares,  when duly issued and delivered in accordance with the terms of the Warrant Agreements and the Warrants, will be validly issued, fully paid and non-assessable.

 The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP